UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29454 (Commission File Number)	77-0420182 (I.R.S. Employer Identification Number)

740 Calle Plano Camarillo, California (Address of principal executive offices)		93012 (Zip Code)

(805) 987-8741 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Closing of Securities Purchase Agreement

On May 8, 2009, Power-One, Inc. (the “Company”) consummated the transactions contemplated by the Securities Purchase Agreement dated as of April 23, 2009 (the “Securities Purchase Agreement”), by and among the Company, Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. (collectively, “Silver Lake Sumeru”).  The Securities Purchase Agreement is described under Item 1.01 of the Company’s Form 8-K filed on April 28, 2009 and a copy of the definitive Securities Purchase Agreement was filed as Exhibit 10.1 thereto.

Pursuant to the Securities Purchase Agreement, for an aggregate purchase price of $60 million, the Company (i) sold to Silver Lake Sumeru 23,625 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), (ii) issued to Silver Lake Sumeru warrants (the “Warrants”) exercisable for the purchase of 8,700,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and (iii) sold to Silver Lake Sumeru $36,375,000 in aggregate principal amount of 6.0%/8.0%/10.0% convertible senior notes due 2019 (the “Notes”).  Approximately 17,500,000 shares of Common Stock are initially issuable upon conversion of the Series A Preferred Stock based on the initial conversion price of $1.35 per share.  The terms of the Series A Preferred Stock are described below under Item 5.03; such description is incorporated by reference in this Item 1.01. The Warrants are initially exercisable for an aggregate of 8,700,000 shares of Common Stock based on the initial exercise price of $1.33 per share; however, exercise of the Warrants is prohibited if, following exercise, the holder of the Warrant, along with its affiliates, would exceed the Ownership Limitation (as defined below).  The Warrants provide for customary anti-dilution adjustments, including for stock splits, dividends, distributions, rights issuances and certain tender offers or exchange offers.  The Warrants expire on May 8, 2016.  The foregoing description of the Warrants is qualified in its entirety by reference to the Warrants attached hereto as Exhibits 4.1 and 4.2, and is incorporated herein by reference.

Indenture

On May 8, 2009, the Company entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuance by the Company of $36,375,000 in aggregate principal amount of Notes.  The Notes were sold in a private placement transaction, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were not and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The terms of the Notes are governed by the Indenture.  The Notes bear an interest rate of 6.0% per annum which shall accrue from the issuance date (the “Issue Date”) to the first anniversary of the Issue Date; 8.0% per annum which shall accrue from the first anniversary of the Issue Date to the second anniversary of the Issue Date; and 10.0% per annum which shall accrue from the second anniversary of the Issue Date to the maturity date, payable semi-annually on May 8 and November 8 of each year, beginning on November 8, 2009.  The Notes mature on May 8, 2019 and are convertible into shares of the Company’s Common Stock at any time at a conversion price of $1.35; however, conversion of the Notes is prohibited if, following conversion, the holder, along with its affiliates, exceed the Ownership Limitation.  The Indenture provides for customary anti-dilution adjustments, including for stock splits, dividends, distributions, rights issuances and certain tender offers or exchange offers.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture attached hereto as Exhibit 4.3 and incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Securities Purchase Agreement, the Company and Silver Lake Sumeru entered into a Registration Rights Agreement, dated May 8, 2009 (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, if the Company proposes to register any equity securities, it will use reasonable best efforts to effect the registration of all registrable securities which the Company has been so requested to register by the Holders thereof.  In addition, the Company has agreed to file a shelf registration statement upon demand by holders holding at least 35% of the registrable securities.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Supplemental Indenture

On May 8, 2009, after obtaining consent from two holders of the Company’s 8% Senior Secured Convertible Notes due 2013 (the “8% Notes”) who collectively hold in excess of a majority of the 8% Notes (collectively, the “Majority Holders”), the Company entered into the Supplemental Indenture (the “Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).  The Supplemental Indenture amends the Indenture dated June 17, 2008 between the Company and the Trustee (the “8% Notes Indenture”) to modify certain covenants in the 8% Notes Indenture governing the 8% Notes, including to reduce the minimum cash requirement to the lower of $20 million or 50% of outstanding 8% Notes, to remove the minimum tangible net worth covenant and loosen other restrictions that limit the total and secured debt the Company may incur.  In addition, the Supplemental Indenture removes the right of the holders of the 8% Notes to participate in future equity issuances by the Company and permits the Company to dispose of certain assets that constituted a part of the collateral securing the 8% Notes, so long as the Company either reinvests the net proceeds from such disposition in the Company or makes an offer to repurchase, on pro rata basis, the outstanding 8% Notes up to the amount of the net proceeds not reinvested into the Company.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture attached hereto as Exhibit 4.4 and incorporated herein by reference

Amendment to Pledge Agreement

In connection with the Supplemental Indenture, the Company entered into a First Amendment to the Pledge and Security Agreement dated as of May 8, 2009 (the “Pledge Amendment”) among the Company and certain subsidiaries of the Company party thereto (the “Pledgors”) in favor of

The Bank Of New York Mellon Trust Company, N.A., a national banking association (the “Collateral Agent”), amending the Pledge and Security Agreement dated as of June 17, 2008 (the “Pledge Agreement”) among the Company, the Pledgors and the Collateral Agent.  The Pledge Amendment amends the Pledge Agreement to permit, among other things, the pledging of additional security interests against the collateral securing the 8% Notes and to also allow certain dispositions by the Company of the collateral, in each case, consistent with the terms of the 8% Notes Indenture as modified by the Supplemental Indenture.

The foregoing description of the Pledge Amendment is qualified in its entirety by reference to the Pledge Amendment attached hereto as Exhibit 10.2 and incorporated herein by reference.

Descriptions of the agreements and instruments referenced in this Item 1.01 are not complete and investors should review the exhibits referred to and incorporated herein for a more complete understanding of those documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 of this Form 8-K, on May 8, 2009, the Company issued $36,375,000 principal amount of Notes.   Additional terms and conditions described in Item 1.01 are incorporated by reference into this Item 2.03.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 5.03 of this Form 8-K with respect to the Notes, Series A Preferred Stock, Warrants and shares of Common Stock issuable upon conversion or exercise thereof is incorporated by reference in this Item 3.02.  In connection with the sale of the securities the Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 or Rule 506 promulgated thereunder based on representations to the Company made by each purchaser of such securities that it is an accredited investor.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 8, 2009, in connection with the closing, the Board of Directors of the Company (the “Board”) increased its size from seven to nine members.  In addition, effective as of the closing, the Board appointed Ajay Shah and Kyle Ryland to serve as directors of the Company.  Messrs. Shah and Ryland will serve as Preferred Directors (as defined in the Series A Certificate (as defined below)).  Unless earlier terminated pursuant to the terms of the Series A Certificate, the Preferred Directors will serve until the next special or annual meeting of stockholders called for the purpose of electing Preferred Directors at which such Preferred Director is up for election or at any special meeting of the holders of Series A Preferred Stock, as the case may be, for the purpose of removing the Preferred Directors, or until his or her successor is duly elected.

Item 5.03               Amendments to Articles of Incorporation or Bylaws.

Certificate of Designation of Series A Preferred Stock

In connection with the closing, on May 8, 2009, the Company filed the Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate”) with the Secretary of State of the State of Delaware, which sets forth the rights, preferences and privileges of the Series A Preferred Stock.  Among other things, the Series A Certificate provides that each share of Series A Preferred Stock: (i) votes generally with the Common Stock on an as-converted basis on all matters, other than those matters on which the Series A Preferred Stock is entitled to vote as a separate class by law and the election of directors, provided that in the event that a holder and its affiliates would hold more than 19.9% of the combined voting power of the Company’s preferred stock and Common Stock (the “Voting Limitation”), such holder’s collective voting interest will be capped at 19.9%; (ii) receives cumulative dividends that will accrue and compound on a quarterly basis in an amount equal to the greater of (A) 10% per annum and (B) the amount of any dividends payable on the Common Stock, on an as-converted basis; (iii) is otherwise convertible into Common Stock at the election of the holder at any time, provided that a holder will be prohibited from converting the Series A Preferred Stock to Common Stock to the extent that the Voting Limitation would be exceeded or if the holder, along with its affiliates, would own in excess of 19.9% of the Company’s outstanding Common Stock (collectively, the “Ownership Limitation”); (iv) is convertible into Common Stock at the option of the Company after two-and-a-half years from issuance if (A) the average closing price per share of Common Stock for each of 20 or more trading days in a 30 day consecutive the trading day period ending on the trading day immediately prior to delivery of the conversion notice equals or exceeds 300% of the conversion price then in effect; (v) is redeemable, subject to certain limitations, at the election of the holders on May 8, 2014 and on May 8 of each year thereafter at an amount equal to the then-applicable regular liquidation preference; (vi) is redeemable at the option of the Company after May 8, 2014; (vii) is redeemable at the option of the holder of the Series A Preferred Stock upon (A) an acquisition of 50% or more of the total voting power of the Company by a third party, (B) a qualifying merger, consolidation, acquisition or other business combination, (C) if the majority of directors on the Board are not the current directors or approved by the current Board, (D) liquidation of the Company, or (E) delisting involving the Company for 101% of the regular liquidation preference, plus (other than in the case of clause (E)) a make-whole premium; and (viii) is generally entitled to customary anti-dilution adjustments, including for stock splits, dividends, distributions, rights issuances and certain tender offers or exchange offers.

The foregoing summary of the Series A Certificate is not complete and is qualified in its entirety by reference to the Series A Certificate attached hereto as Exhibit 4.5 and is incorporated herein by reference.

Certificate of Designation of Series B Preferred Stock

In connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, on May 8, 2009, the Company filed the Certificate of Designation of Series B Junior Participating Convertible Preferred Stock (the “Series B Certificate”) with the Secretary of State of the State of Delaware which sets forth the rights, preferences and privileges of the Series B Preferred Stock. The Series B Preferred Stock is issuable only upon certain circumstances contemplated in the Series A Certificate, in which, due to the Ownership Limitation, the holders will not be permitted to convert such Series A Preferred Stock into

Common Stock.  No shares of Series B Preferred Stock are being issued upon closing of the transactions.

Pursuant to the terms of the Series B Certificate, each share of Series B Preferred Stock: (i) is generally entitled to receive cash dividends with the holders of Common Stock on an as-converted basis; (ii) is convertible into a number of shares of Common Stock equal to the quotient of $1,000 divided by the conversion price then in effect, which is initially the conversion price of the Series A Preferred Stock in effect immediately prior to the conversion of such shares of Series A Preferred Stock into shares of Series B Preferred Stock, as adjusted; (iii) ranks pari passu with the Series C Preferred Stock and junior to the Series A Preferred Stock upon a liquidation of the Company; (iv) is convertible into Common Stock at the election of the holder at any time, provided that a holder will be prohibited from converting the Series B Preferred Stock to Common Stock to the extent that the Voting Limitation would be exceeded; and (iv) is generally entitled to customary anti-dilution adjustments, including for stock splits, dividends, distributions, rights issuances and certain tender offers or exchange offers.

The foregoing summary of the Series B Certificate is not complete and is qualified in its entirety by reference to the Series B Certificate attached hereto as Exhibit 4.6 and is incorporated herein by reference.

Certificate of Designation of Series C Preferred Stock

In connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, on May 8, 2009, the Company filed the Certificate of Designation of Series C Junior Participating Convertible Preferred Stock (the “Series C Certificate”) with the Secretary of State of the State of Delaware which sets forth the rights, preferences and privileges of the Series C Preferred Stock.  The Series C Preferred Stock is issuable only upon certain circumstances contemplated in the Indenture, in which, due to the Ownership Limitation, the holders will not be permitted to convert the Notes into Common Stock.  No shares of Series C Preferred Stock are being issued upon closing of the transactions.

Pursuant to the terms of the Series C Certificate, each share of Series C Preferred Stock: (i) is generally entitled to receive cash dividends with the holders of Common Stock on an as-converted basis; (ii) is convertible into a number of shares of Common Stock equal to the quotient of $1,000 divided by the conversion price then in effect, which is initially the conversion price of the Notes in effect immediately prior to the conversion of such Notes into shares of Series B Preferred Stock, as adjusted; (iii) ranks pari passu with the Series B Preferred Stock and junior to the Series A Preferred Stock upon a liquidation of the Company; (iv) is convertible into Common Stock at the election of the holder at any time, provided that a holder will be prohibited from converting the Series C Preferred Stock to Common Stock to the extent that the Voting Limitation would be exceeded; and (iv) is generally entitled to customary anti-dilution adjustments, including for stock splits, dividends, distributions, rights issuances and certain tender offers or exchange offers.

The foregoing summary of the Series C Certificate is not complete and is qualified in its entirety by reference to the Series C Certificate attached hereto as Exhibit 4.7 and is incorporated herein by reference.

Item 8.01  Other Events.

On May 8, 2009, the Company issued a press release announcing the consummation of the transactions contemplated by the Securities Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

4.1	Warrant to Purchase 8,628,941 Shares of Power-One, Inc., dated May 8, 2009, issued to Silver Lake Sumeru Fund, L.P.

4.2	Warrant to Purchase 71,059 Shares of Power-One, Inc., dated May 8, 2009, issued to Silver Lake Technology Investors Sumeru, L.P.

4.3	Indenture, dated May 8, 2009, between Power-One, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Supplemental Indenture, dated May 8, 2009, between Power-One, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

4.5	Certificate of Designation of Series A Convertible Participating Preferred Stock of Power-One, Inc., filed May 8, 2009.

4.6	Certificate of Designation of Series B Junior Participating Convertible Preferred Stock of Power-One, Inc., filed May 8, 2009.

4.7	Certificate of Designation of Series C Junior Participating Convertible Preferred Stock of Power-One, Inc., filed May 8, 2009.

10.1	Registration Rights Agreement, dated May 8, 2009, between Power-One, Inc., Silver Lake Sumeru Fund, L.P., and Silver Lake Technology Investors Sumeru, L.P.

10.2

First Amendment to the Pledge and Security Agreement, dated May 8, 2009, among Power-One, Inc., the subsidiaries of Power-One, Inc. party thereto, and The Bank of New York Mellon Trust Company, N.A., as collateral agent.

99.1	Press release of the Company dated May 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 8, 2009

POWER-ONE, INC.
(Registrant)

By:	/s/ Linda C. Heller
Linda C. Heller
Senior Vice President — Finance, Treasurer and Chief Financial Officer